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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                March 30, 2000
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                       (Date of earliest event reported)

                           Environmental Remediation
                                Holding Company
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            (Exact name of registrant as specified in its charter)


          Colorado                     0-17325                  58-2429712
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)             Identification No.)         Identification

                        16101 LaGrande Drive, Suite 100
                             Little Rock, AK 82414
                             (Address of principal
                              executive offices,
                              including zip code)

      Registrant's telephone number, including area code:  (501) 821-2222


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Item 3.  Bankruptcy or Receivership.

     On March 30, 2000, Presiding District Court Judge Edward A. Simon of the Second Judicial District Court for the City and County of Denver, Colorado issued an order (Case No. 00CV1326) appointing Robert K. Kelley as Receiver of Environmental Remediation Holding Corporation (ERHC) upon motion by various ERHC shareholders. The derivative action makes several allegations, including fraud and breach of fiduciary duty, against the current board of directors for ERHC. On April 3, 2000, ERHC had the case removed to the United States District Court for the District of Colorado (Civil Action No. 00-N-0679). On April 7, 2000, Magistrate Judge O. Edward Schlatter issued an order staying any activity by Mr. Kelley as Receiver until the question of federal jurisdiction was resolved. On April 13, 2000, Magistrate Schlatter remanded the case to state court and vacated the order of April 7, 2000 staying the actions of Mr. Kelley as Receiver all of which had the effect of reinstating Judge Simon's appointment of Mr. Kelley as Receiver. Under Judge Simon's order, Kelley is to act as Receiver until ERHC shareholders are able to bring any and all claims they have against prior ERHC management and until such claims can be resolved at a contested hearing. Judge Simon's order discusses Mr. Kelley's duties with respect to ERHC, Mr. Kelley's power and authority to act on behalf of ERHC, Mr. Kelley's compensation, and procedures implemented by the court to monitor Mr. Kelley's management of ERHC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Environmental Remediation Holding Corporation

                                  By: /s/ Robert K. Kelley
                                      --------------------
                                      Name: Robert K. Kelley
                                      Title: Receiver

Dated: April 20, 2000